UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2018

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 4, 2018, Fortress Transportation and Infrastructure Investors LLC (the “Company”) entered into a share purchase agreement with an existing shareholder of the Company (the “Investor”) pursuant to which the Company agreed to sell to the Investor an aggregate of 1,263,423 common shares (the “Shares”), par value $0.01 per share, representing limited liability company interests of the Company, in connection with a registered direct offering (the “Offering”), at a price to the Investor of $15.83 per share (the “Offering Price”), which equals the last reported sale price of the Company’s common shares on the New York Stock Exchange on December 4, 2018. The Offering closed on December 6, 2018. The Shares were sold pursuant to a prospectus supplement, dated December 4, 2018, and related prospectus, dated February 24, 2017, each filed with the Securities and Exchange Commission (the “SEC”), relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333- 216247). In connection with the issuance of the Shares, Cravath, Swaine & Moore LLP provided the Company with the legal opinions attached to this Current Report on Form 8-K as Exhibit 5.1 and Exhibit 8.1, which are incorporated by reference herein.

Net proceeds received by the Company from the Offering were approximately $19.7 million, after deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, including the repayment of outstanding revolving borrowings under the Company’s credit agreement dated as of June 16, 2017, as amended, and the funding of future investments.

Upon completion of the Offering, the Company granted to FIG LLC (the “Manager”) an option to purchase 126,342 of the Company’s common shares, representing 10% of the number of common shares issued and sold in the Offering, at an exercise price per share equal to the Offering Price (the “Manager Option”). The Manager Option has been approved by the compensation committee of the Company’s board of directors to be granted pursuant to and in accordance with the terms of the Management and Advisory Agreement, dated as of May 20, 2015, among the Company, the Manager and the other parties thereto and the Fortress Transportation and Infrastructure Investors Nonqualified Stock Option and Incentive Award Plan (the “Incentive Plan”), each as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the Form of Award Agreement relating to Manager options under the Incentive Plan (the “Form of Award Agreement”), as previously filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 17, 2018.

In accordance with the terms of the Incentive Plan and the Form of Award Agreement, the Manager Option is fully vested as of the date of grant and will become exercisable as to 1/30 of the shares subject to the Manager Option on the first day of each of the 30 calendar months following the date of the grant, and will terminate on the tenth anniversary of the date of grant. In the event of a “change in control”, as defined in the Form of Award Agreement, or a termination of the services of the Manager to the Company, the Manager Option will immediately become fully exercisable. The foregoing description of the Manager Option does not purport to be complete and is qualified in its entirety by reference to the complete Form of Award Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Shares (including the consent required with respect thereto)
8.1	Opinion of Cravath, Swaine & Moore LLP as to certain tax matters relating to the Shares (including the consent required with respect thereto)
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1)

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the Offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as supplemented by the Company’s subsequently filed Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name:	Scott Christopher
Title:	Chief Financial Officer

Date: December 6, 2018